Exhibit 10.29

Amendment No.2 to the
Pfizer Inc. Executive Severance Plan

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(New material underlined; deletions crossed out)

Section 2.1(c) of Appendix A of the Pfizer Inc. Executive Severance Plan is amended to read as follows:

(c)    His or her Official Notification Date is on or after December 21, 2018 and on or before ~~October 25, 2019~~ October 23, 2020. “Official Notification Date” means the date an eligible employee’s Notice Period begins.

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